EXHIBIT 99.1

PROCERA NETWORKS CONTINUES TO GAIN MOMENTUM

FIRST QUARTER 2005 RESULTS DEMONSTRATE WIDESPREAD CUSTOMER ACCEPTANCE

CAMPBELL, Calif., May 18 -- Procera(R) Networks, Inc. (OTCBB: PRNW), a pioneering developer of optimized network security and compliance systems, announced a significant increase in demand in the first calendar quarter of 2005. Revenues in the first quarter -- which is typically a period characterized by initial customer evaluations and lengthy procurement cycles -- outpaced fourth quarter 2004 revenues by a factor of more than 4x, indicating that customer trials are proceeding on course and resulting in actual field deployments. Procera attributes the increased momentum to the impact of 10 additional sales personnel combined with the introduction of new products including related marketing initiatives which resulted in successful evaluations and initial deployments in a variety of customer environments.

Due to the company's conservative and SEC-compliant revenue recognition policies, Procera Networks Form 10QSB for its quarter that ended April 3, 2005 recognizes only a small percentage of units shipped as revenue. However, the company expects continued sales growth across coming quarters based on favorable results from customer evaluations and trials; initial deployments in strategic vertical markets with strong potential for widespread, multiple-unit deployments; and increasing traction with leading VARs and integrators worldwide focused on networking and security solutions for mid-sized and enterprise customers.

Procera completed several key initiatives during the first quarter, including:

     - New product positioning and branding of Procera's OptimIP intelligent network appliance family.

     - Hiring a world-class sales organization in the U.S., Europe, Asia-Pacific and Latin America.

     - Placement of evaluation units and successful customer trials in multiple environments including wireless Metropolitan Access Networks, VoIP, bandwidth management, compliance automation and cloaked surveillance.

     - Initial deployments across geographies in vertical markets including banking and finance, gaming and hospitality, K-12 and higher education, multi-tenant commercial and multi-site retail sites, and managed services and telecommunications providers.

"During the first quarter of 2005, we ramped up our sales and market presence across various geographies and spent significant cycles in creating the sales and marketing foundation necessary to produce revenue growth and market expansion during the remainder of the year," said Doug Glader, President and CEO of Procera Networks. "Our company policy is to remain extremely conservative in how we recognize revenue; however, our direct and in-direct sales efforts resulted in numerous favorable evaluations, successful customer trials and initial deployments around the world. As a result, we expect invigorated demand from our customers and channel partners as we work together to realize Procera's fundamental value proposition of dramatically reducing the total cost associated with networking, security and compliance."

Procera's OptimIP appliances enable customers to operate their internal networks with full confidence that they are in compliance with stringent security, regulatory and privacy requirements. OptimIP deployments ensure that networked computers cannot be used to leak


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sensitive data or use unauthorized Web applications and services and that business-critical applications, particularly those, such as VoIP and Citrix with low tolerance for network latency and congestion, perform efficiently on today's existing and converged network topologies.

ABOUT PROCERA NETWORKS, INC.

Founded in 2001, Procera Networks, Inc. is a global provider of networking infrastructure equipment. Procera's OptimIP(TM) family of intelligent network appliances enables businesses to dramatically reduce the total cost associated with networking, security and compliance. With Procera appliances, an enterprise can improve the efficiency of mission-critical applications (QoS), control how and what data is transported through the network, and determine which employees or workgroups can access data or specific applications. Procera's OptimIP(TM) wire-speed, intelligent network appliances are designed as cost-effective alternatives that can augment and replace multiple server- based products and for quick installation, ease of management and seamless integration with existing network infrastructures and equipment. More information on Procera Networks, Inc. can be found at http://www.proceranetworks.com.
                               ------------------------------
Procera is a registered trademark and OptimIP is a trademark of Procera Networks. All other names are or may be trademarks of their respective owners.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in this press release, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of Procera to commercialize the applicable technology and introduce products and the acceptance of those products by the market, the ability of resellers to sell the Procera products, market conditions, the general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's reports and filings with the SEC (Securities and Exchange Commission) from time to time.

     Contact Information
     Dr. Anil K. Sahai
     Executive Vice President
     and CTO
     Procera Networks, Inc.
     408.874.4330
     anil@proceranetworks.com
     ------------------------

     John Liviakis (Investors)
     Liviakis Financial
     Communications Inc.
     415.389.4670

     Steven Beedle
     ZNA Communications
     831.425.1581
     procera@zna.com
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